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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2000, with respect to the financial statements and schedule of FirstCom Corporation included in the Registration Statement (Form S-1) and related Prospectus of AT&T Latin America Corp. for the registration of 35,000,000 shares of its Class A common stock.



                                            /s/ Ernst & Young LLP


Miami, Florida
August 2, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 26, 1999, with respect to the financial statements of Netstream Telecom Ltda. included in the Registration Statement (Form S-1) and related Prospectus of AT&T Latin America Corp. for the registration of 35,000,000 shares of its Class A common stock.

                   Ernst & Young Auditores Independentes S.C.

                          /s/ Pedro L. Siqueira Farah

                            Pedro L. Siqueira Farah

                                    Partner

Sao Paulo, Brazil
August 3, 2000